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                                                                     EXHIBIT 1.1

                            Hurray! Holding Co., Ltd.

              [688,000,000] Ordinary Shares (US$0.00005 par value)
                 Each represented by American Depositary Shares

                             Underwriting Agreement

                                                              New York, New York
                                                              February [.], 2004

Citigroup Global Markets Inc.
As Representative of the several
Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

                        Hurray! Holding Co., Ltd, an exempted company incorporated with limited liability organized under the laws of the Cayman Islands (the "Company"), proposes to sell to the several Underwriters, for whom the Representative is acting as representative, 662,433,900 ordinary shares, $0.00005 par value ("Ordinary Shares"), of the Company, and the Selling Shareholders propose to sell to the several Underwriters 25,566,100 Ordinary Shares (said shares to be issued and sold by the Company and shares to be sold by the Selling Shareholders collectively being hereinafter called the "Underwritten Shares"). The Company and the Selling Shareholders also propose to grant to the Underwriters an option to purchase up to 74,426,300 and 28,773,700, respectively, additional Ordinary Shares to cover over-allotments (the "Option Shares" and together with the Underwritten Shares, the "Shares").

                You have also advised the Company that the Underwriters may elect to cause the Company to deposit on their behalf all or any portion of the Ordinary Shares to be purchased by them hereunder pursuant to the Deposit Agreement, dated as of February [.], 2004 (the "Deposit Agreement"), to be entered into among the Company, Citibank N.A., as depositary (the "Depositary") and all holders from time to time of the ADSs (as hereinafter defined). Upon deposit of any Ordinary Shares, the Depositary will issue American Depositary Shares (the "ADSs") representing the Ordinary Shares so deposited. The ADSs will be evidenced by American Depositary Receipts (the "ADRs"). Each ADS will represent 100 Ordinary Shares and each ADR may represent any number of ADSs. Unless the context otherwise requires, the terms "Underwritten Securities", "Underwritten Securities", "Option Securities", and "Securities" shall

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                                                                               2

be deemed to refer, respectively, to Underwritten Shares, Underwritten Shares, Option Shares and Shares as well as, in each case, to any ADSs representing such securities and the ADRs evidencing such ADSs.

                To the extent there are no additional Underwriters listed on
Schedule I other than you, the term Representative as used in this Underwriting Agreement shall mean you, as Underwriters, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Shareholder named in Schedule II, the term Selling Shareholders, shall mean the singular. The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this Underwriting Agreement are defined in Section 20 hereof.

                It is understood that the Company conducts substantially all of its operations and generates substantially all of its revenue through its affiliate Hurray! Solutions Ltd. ("Hurray! Solutions") and Hurray! Solutions' subsidiaries Beijing WVAS Solutions Ltd., Beijing Cool Young Information Technology Co., Ltd., Beijing Enterprise Network Technology Co., Ltd. and Beijing Palmsky Technology Co., Ltd. (individually referred to as a "PRC Operating Company" and collectively as the "PRC Operating Companies"), each of which is owned by individuals who are citizens of the People's Republic of China ("PRC") and established in the PRC, all as described in the Prospectus.

                In addition, the Company and its wholly-owned subsidiary Hurray! Times Communications (Beijing) Ltd. ("Hurray! Times") have entered into a series of contractual arrangements and agreements with these PRC Operating Companies and their respective shareholders as set out in Schedule III, each such agreement referred to herein individually as a "Corporate Agreement" and collectively as the "Corporate Agreements".

                Further, it is understood that the Company has pursuant to a share transfer agreement dated April 8, 2004 with Funway Investment Holdings Ltd. and a share transfer agreement dated April 13, 2004 with Nihon Enterprise Mobile Ltd. (collectively, the "Acquisition Agreements") acquired 100% of Beijing Enterprise Mobile Technology Co., Ltd. ("BEMT"), which develops and provides WAP services through Beijing Enterprise Network Technology Company Limited (the "Acquisition Transaction"), as described in the Prospectus.

                Hurray Technologies (HK) Ltd., BEMT and Hurray! Times constitute all "subsidiaries" of the Company within the meaning of Rule 1-02 of Regulation S-X under the Act (the "Material Subsidiaries"). The Material Subsidiaries together with the PRC Operating Companies are collectively referred to as the "Subsidiaries". The Material Subsidiaries (other than BEMT which was acquired in June 2004) constitute the entities that are consolidated in the Company's financial statements for the periods ended December 31, 2002 and 2003 and September 30, 2003 and 2004 included in the Registration Statement and the Prospectus; the PRC Operating Entities (other than Beijing Enterprise Network Technology Co., Ltd. and Beijing Palmsky Technology Co., Ltd. which were acquired in June 2004 and May 2004, respectively) have also been consolidated into the Company's financial statements from January 1, 2003.

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                                                                               3

                1.      Representations and Warranties.

                (i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

                (a) The Company has prepared and filed with the Commission a registration statement (file number 333-121987) on Form F-1, including related preliminary prospectuses, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus with respect to the Underlying Shares and the offering thereof in the form of ADSs. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information with respect to the Underlying Shares and the offering thereof in the form of ADSs, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

                (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus are first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in this Underwriting Agreement ) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), each Prospectus (and any supplements thereto) will comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, each Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, each Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                (c) The Company has filed with the Commission a registration statement (file number 333-122004) on Form F-6 for the registration under the Act of the offering and sale of

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                                                                               4

the ADSs. The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADR Registration Statement at the time of its effectiveness did or will comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                (d) Upon due issuance by the Depositary of ADSs evidenced by ADRs against deposit of Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Securities, and payment therefor, pursuant to this Underwriting Agreement, the Underwriters will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

                (e) Under the laws and regulations of the Cayman Islands, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable in the Cayman Islands by or on behalf of the Underwriters in connection with (A) the delivery of the Ordinary Shares by the Company in the manner contemplated by this Underwriting Agreement,
(B) the deposit with the Depositary of the Underlying Shares delivered by the Company against issuance of the ADSs evidencing the ADSs or (C) the sale and delivery outside of the Cayman Islands by the Underwriters of the Shares delivered by the Company or the ADSs representing such shares, as the case may be, as contemplated herein.

                (f) All dividends and other distributions declared and payable on the Ordinary Shares may under current Cayman Islands law and regulations be paid to the Depositary and to the holders of Securities, as the case may be, in United States dollars and may be converted into foreign currency that may be transferred out of the Cayman Islands in accordance with the Deposit Agreement.

                (g) The Company is not and, based on the projected composition of the Company's income and valuation of its assets, including goodwill, does not expect to be a "passive foreign investment company" ("PFIC") within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the year ended December 31, 2004 and the Company has no plan or intention to conduct its business in a manner that would reasonably be expected to result in the Company becoming a PFIC in the future under the current law and regulations.

                (h) The Company is not a "foreign personal holding company" within the meaning of the United States Internal Revenue Code of 1986, as amended.

                (i) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is

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                                                                               5

duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect.

                (j) All the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and all outstanding shares of capital stock of the Subsidiaries (except the PRC Operating Companies) are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                (k) All outstanding shares of capital stock of the PRC Operating Companies are owned by Hurray! Solutions, Qindai Wang and Songzuo Xiang, as the case may be, in the amount set forth in the Prospectus, directly, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except as described in the Prospectus.

                (l) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms to the description thereof contained in the Prospectus; the outstanding Ordinary Shares (including the Securities being sold pursuant to the Underwriting Agreement by the Selling Shareholders), have been duly and validly authorized and issued and are fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form; the Securities being sold under the Underwriting Agreement by the Company have been duly and validly authorized; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as disclosed in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

                (m) There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADR Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

                (n) Each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company.

                (o) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

                (p) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Deposit Agreement, except such as have been obtained under the Act and such as may be required under the state securities or blue sky laws or any laws of jurisdictions outside of the Cayman Islands, the United States and Canada in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

                (q) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Deposit

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Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject (except for such conflicts, breaches, violations or impositions that would not individually or in the aggregate result in a Material Adverse Effect), or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties.

                (r) Except as disclosed in the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                (s) The consolidated historical financial statements and schedules of the Company and its consolidated Subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects (except where such statements have previously been qualified by materiality) with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data set forth under the caption "Selected Financial Information" in the Prospectus and Registration Statement fairly present in all material respects (except where such data have previously been qualified by materiality) on the basis stated in the Prospectus and the Registration Statement, the information included therein. The pro forma financial statements included in the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Prospectus and the Registration Statement. The pro forma financial statements included in the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

                (t) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect.

                (u) Each of the Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted (except where

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                                                                               7

a failure to so own or lease would not individually or in the aggregate result in a Material Adverse Effect).

                (v) Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject (except for such violations or defaults that would not individually or in the aggregate result in a Material Adverse Effect), or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable.

                (w) Deloitte Touche Tohmatsu, who have certified certain financial statements of the Company and its consolidated Subsidiaries and delivered (i) their report with respect to the audited consolidated financial statements and schedules and (ii) their review report with respect to the unaudited pro forma condensed consolidated financial information and schedules, each as included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                (x) The Company has filed all PRC, Cayman Islands, Hong Kong, other foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

                (y) No labor problem or dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or, to the knowledge of the Company, imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries' principal suppliers, contractors or customers, that could have a Material Adverse Effect.

                (z) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

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                (aa)    Except as disclosed in the Prospectus, no Subsidiary of
the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company.

                (bb) Except as disclosed in the Prospectus, the Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses (except where a failure to so possess would not individually or in the aggregate have a Material Adverse Effect), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                (cc) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                (dd) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                (ee) The Acquisition Agreements have been duly authorized, executed and delivered by the Company prior to the date hereof and each of the Acquisition Agreements constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and the consummation thereof and the execution and the delivery of the Acquisition Agreements by the Company and the performance of its obligations thereunder does not and will not conflict with, or result in a breach or violation of, any of the terms, or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its property or assets is subject, that is material to the Company, and such actions did not, and will not, result in any violation of the provisions of (x) the Articles of Association or business licenses or other constitutive documents of the Company or (y) any law or statute or any order, rule, regulation, judgment, order or decree of any governmental agency or body having jurisdiction over any of them or any of their properties, except, in the case of clause (y) above, for such violations which would not, individually or in the aggregate (A) have a Material Adverse Effect or (B) affect the valid and binding nature of the Acquisition Transaction or the Acquisition Agreements. Other than the Acquisition Agreements,

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                                                                               9

there are no other material documents or agreements, written or oral, that have been entered into by the Company and any of the Subsidiaries in connection with the Acquisition Transaction which have not been previously provided, or made available, to the Underwriters and, to the extent material to the Company, disclosed in the Prospectus.

                (ff) Each Corporate Agreement as set forth in Schedule III hereto has been duly authorized, executed and delivered by the parties thereto, and constitutes a valid and binding agreement of the Company, Hurray! Times and each Operating Company, enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                (gg) The execution by the Company, Hurray! Times and each Operating Company of each Corporate Agreement to which it is a party and the delivery by and the performance by each of the Company, Hurray! Times and the Operating Companies of its obligations under each Corporate Agreement to which it is a party (a) does not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any of the Company, Hurray! Times and the Operating Companies is a party or by which any of the Company, Hurray! Times and the Operating Companies is bound or to which any of the property or assets of any of the Company, Hurray! Times and the Operating Companies is subject, (b) did not and will not, result in any violation of the provisions of the Articles of Association or business licenses of any of the Company, Hurray! Times and the Operating Companies and (c) will not result in any violation of any provision of PRC law or statute or any order, rule, regulation, judgment, order or decree of any PRC governmental agency having jurisdiction over the Company, Hurray! Times or any of the Operating Companies or any of their properties (except for such conflicts, breaches or violations that would not individually or in the aggregate result in a Material Adverse Effect).

                (hh) The Corporate Agreements have been effected in compliance with all applicable national, provincial, municipal and local laws (except for such noncompliance that would not individually or in the aggregate result in a Material Adverse Effect).

                (ii) No consents, approvals, authorizations, orders, registrations and qualifications by any governmental authority, any self-regulatory organization or any court or other tribunal or any stock exchange authorities are required in connection with the Corporate Agreements.

                (jj) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its

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                                                                              10

Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

                "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

                (kk) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

                (ll) The Prospectus accurately and fully describe (i) accounting judgments and estimates which the Company believes to be the most important in the portrayal of the Company's financial condition and results of operations and which require management's most difficult, subjective or complex judgments (henceforth referred to as "Critical Accounting Policies"); (ii) uncertainties affecting the application of Critical Accounting Policies; and
(iii) an explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions, and the Company's board of directors, management and audit committee have reviewed and agreed with the selection, application and disclosure of Critical Accounting Policies in the Prospectus and have consulted with their respective legal advisers and independent accountants with regards to such disclosure.

                (mm) The Company has provided or made available to you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of the Subsidiaries to any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any of the Subsidiaries: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002, in either case, that (x) is outstanding on the date hereof and (y) constitutes a violation of any applicable law or regulation;

                (nn) None of the Company or any of its subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts which are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

                (oo) The section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" in the Prospectus accurately and fully describes: (A) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur, and (B) neither the Company nor any Subsidiary is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or such Subsidiary, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements. As used herein in this Section 1(oo), the phrase "reasonably likely" refers to a disclosure threshold lower than "more likely than not."

                (pp) The Securities have been authorized for quotation, subject to official notice of issuance, on the Nasdaq National Market ("NASDAQ"), under the symbol "HRAY."

                (qq) The Company has obtained the written consent for the use of any statistical and market-related data included in the Prospectus to the extent required;

                (rr) Hurray Technologies (HK) Ltd., BEMT and Hurray! Times are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X.

                (ss) The Company and its Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted (except where failure to own, possess, license or have a right to use would not have Material Adverse Effect). To the knowledge of the Company, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property or any facts which would form a reasonable basis for any such claim; (e) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

                (tt) Neither the Company nor any of its Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the respective jurisdictions of their incorporation or organization.

                Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

                (ii) Each Selling Shareholder, severally but not jointly, represents and warrants to, and agrees with, each Underwriter that:

                (a) In the case of Ping Ji, Fan Yang, Jieqiang Li and Haoyu Yang, and if the Representative exercises the over-allotment option to acquire Option Shares, Qindai Wang and Jesse Liu (each a "Management Selling Shareholder"), each such Management Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectus, and neither the Prospectus nor any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Management Selling Shareholder is not prompted to sell the Securities to be sold by such Management Selling Shareholder hereunder by any information concerning the Company or any Subsidiary, which is not set forth in the Prospectus.

                (b) Such Selling Shareholder has reviewed and is familiar with the Registration Statement and the Prospectus, and neither the Prospectus nor any amendments or supplements thereto includes any untrue statement of a material fact relating to such Selling Shareholder or omits to state a material fact relating to such Selling Shareholder necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; such Selling Shareholder is not prompted to sell the Securities to be sold by such Selling Shareholder hereunder by any information concerning the Company or any Subsidiary, which is not set forth in the Prospectus. The foregoing applies only to the extent that any statements in or omissions from a Registration Statement or Prospectus are based on written information furnished to the Company by such Selling Shareholder specifically for use therein.

                (c) Such Selling Shareholder is the lawful owner of the Underlying Shares to be sold by such Selling Shareholder pursuant to this Underwriting Agreement; and upon issuance by the Depositary of ADSs evidenced by ADRs against deposit in accordance with the provisions of the Deposit Agreement of the Underlying Shares to be sold by such Selling Shareholder to the Underwriters, such ADRs will be duly and validly issued and persons in whose names such ADRs are duly registered with the Depositary will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Securities to be purchased from such Selling Shareholder, and payment therefor, pursuant to this Underwriting Agreement, the Underwriters will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

                (d) Such Selling Shareholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code ("UCC")), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on the adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

                (e) Certificates in negotiable form for such Selling Shareholder's Ordinary Shares (including Preference Shares convertible into Ordinary Shares) have been placed in custody, for delivery pursuant to the terms of this Underwriting Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable), executed and delivered by such Selling Shareholder, in the form heretofore furnished to you (the "Custody Agreement") with the Company, as Custodian (the "Custodian"); the Ordinary Shares represented by the certificates so held in custody for each Selling Shareholder are subject to the interests under this Underwriting Agreement of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Shareholder under this Underwriting Agreement and under the Custody Agreement, are not subject to termination by any acts of such Selling Shareholder, or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of the Securities under this Underwriting Agreement, certificates for Ordinary Shares will be delivered by the Custodian in accordance with the terms and conditions of this Underwriting Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

                (f) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                (g) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions contemplated in this Underwriting Agreement, except such as may have been obtained under the Act and such as may be required under state securities or blue sky laws or any laws of jurisdictions outside of the Cayman Islands, the United States and Canada in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.

                (h) None of the execution and delivery of the Custody Agreement, the deposit of the Underlying Shares being sold by such Selling Shareholder with the Depositary in accordance with the terms of the Deposit Agreement and the Custody Agreement, the sale of the Securities being sold by the Selling Shareholder or the consummation of any other of the transactions contemplated in this Underwriting Agreement by such Selling Shareholder or the fulfillment of the terms hereof by such Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under any (i) law or, in the case of any Selling Shareholder that is a corporate entity, the charter or by-laws of such Selling Shareholder or, (ii) the terms of any indenture or other agreement or instrument to which such Selling Shareholder or, in the case of any Selling Shareholder that is a corporate entity, any of its subsidiaries is a party or bound (except any such conflicts, breaches, violations or defaults as would not reasonably be expected to materially impair the ability of such Selling Shareholder to consummate such transactions in accordance with such agreements), or (iii) any judgment, order or decree applicable to such Selling Shareholder or, in the case of any Selling Shareholder that is a corporate entity, any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder or, in the case of any Selling Shareholder that is a corporate entity, any of its subsidiaries.

                (i) Except as disclosed in the Prospectus, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to any jurisdiction where such Selling Shareholder is resident (in the case of individuals) or incorporated (in the case of entities) in connection with (A) the delivery of the Ordinary Shares to be sold by the Selling Shareholder in the manner contemplated by this Underwriting Agreement, (B) the consummation by such Selling Shareholder of any other transaction contemplated in this Agreement or the Deposit Agreement or (C) the performance by such Selling Shareholder of its obligations under this Agreement or the Deposit Agreement.

                (j) In respect of any statements in or omissions from the Registration Statement and the ADR Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Shareholder specifically for use in connection with the preparation thereof, such Selling Shareholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (i)(b) of this Section. The foregoing applies only to the extent that any statements in or omissions from a Registration Statement or Prospectus are based on written information furnished to the Company by such Selling Shareholder specifically for use therein.

                Any certificate signed by any Selling Shareholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.]

                2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company and the Selling Shareholders agree , severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of $ . per ADS, the amount of the Underwritten Securities set forth opposite such Underwriter's name in
Schedule I to this Underwriting Agreement.

                (b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Underwriting Agreement, the Company and the Selling Shareholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to . Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company and such Selling Shareholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum number of Option Securities to be sold by the Company is . and the maximum aggregate number of Option Securities to be sold by the Selling Shareholders is .. . In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by the Company and each Selling Shareholder shall be, as nearly as practicable, in the same proportion to each other as are the maximum number of Option Securities to be sold by the Company and the number of Option Securities listed opposite their names on Schedule II. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

                3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on [o], 2004, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement among the Representative , the Selling Shareholders and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being called in this Underwriting Agreement the "Closing Date"). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters following payment by the several Underwriters through the Representative of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Shareholders] to or upon the order of the Company and the Selling Shareholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Shareholders in writing. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

                Each Selling Shareholder will pay all applicable stamp duties and transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Shareholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

                If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company and the Selling Shareholders will deliver (at the expense of the Company) to the Representative, at [388 Greenwich Street, New York, New York,] on the date specified by the Representative (which shall be within three Business Days after exercise of said option), certificates for the Option Securities in such names and denominations as the Representative shall have requested for the respective accounts of the several Underwriters, following payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company and the Selling Shareholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Shareholders in writing. If settlement for the Option Securities occurs after the Closing Date, the Company and such Selling Shareholders will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

                The ADR certificates evidencing the Underwritten Securities and Option Securities shall be registered in such names and in such denominations as the Representative may request not less than one full business day prior to the applicable Closing Date.

                4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

                5.      Agreements.

                (i)     The Company agrees with the several Underwriters that:

                (a) The Company will use its commercially reasonable efforts to cause the Registration Statement and the ADR Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement without your consent which shall not be unreasonably withheld. Subject to the foregoing sentence, if the Registration Statement or the ADR Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Registration Statement and the ADR Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or ADR Registration Statement shall have been filed with the Commission,
        (3) when, prior
        to termination of the offering of the Securities, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement or the ADR Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

                (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which either of the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or the ADR Registration Statement or supplement either of the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representative of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                (c) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                (d) The Company will furnish to the Representative and counsel for the Underwriters signed copies of the Registration Statement and the ADR Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representative may reasonably request.

                (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities, which period shall in no event extend for more than two years from later of the Effective Date of the Registration Statement and any Registration Statement filed pursuant to Rule 462(b); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

                (f) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Ordinary Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or ADSs; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that the Company may issue and sell Ordinary Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

                (g) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and to use its best efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

                (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs.

                (i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, each Prospectus, the ADR Registration Statement, and each amendment or supplement to any of them; (ii) the preparation of the Deposit Agreement, the deposit of the Underlying Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Underlying Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, each Prospectus, the ADR Registration Statement, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the registration of the Securities under the Exchange Act and the listing of the ADSs on the Nasdaq National Market; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Shareholders; (xi) all other costs and expenses incident to the performance by the Company and the Selling Shareholders of their obligations under the Underwriting Agreement; and (xii) 50% of the costs and expenses of the Underwriters; provided, however, that the Representative shall bear all roadshow expenses relating to air tickets and accompanying staff costs.

                (j) Each Underwriter agrees that (i) it is not purchasing any of the Securities for the account of anyone other than a United States or Canadian Person, (ii) it has not offered or sold, and will not offer or sell, directly or indirectly, any of the Securities or distribute any Prospectus to any person outside the United States or Canada, or to anyone other than a United States or Canadian Person, and
        (iii) any dealer to whom it may sell any of the Securities will represent that it is not purchasing for the account of anyone other than a United States or Canadian Person and agree that it will not offer or resell, directly or indirectly, any of the Securities outside the United States or Canada, or to anyone other than a United States or Canadian Person or to any other dealer who does not so represent and agree; provided, however, that the foregoing shall not restrict (A) purchases and sales between the Underwriters pursuant to the Agreement Between Underwriters, (B) stabilization transactions contemplated under the Agreement Between Underwriters, conducted through Citigroup Global Markets Inc. (or through the Representative) as part of the distribution of the Securities, and (C) sales to or through (or distributions of Prospectus or Preliminary Prospectus to) United States or Canadian Persons who are investment advisors, or who otherwise exercise investment discretion, and who are purchasing for the account of anyone other than a United States or Canadian Person.

                (k) The Company (A) will not attempt to avoid any judgment obtained by it or denied to it in a court of competent jurisdiction outside the Cayman Islands; (B) following the consummation of the offerings contemplated by this Agreement, will use its best efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (C) will use its best efforts to obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

                (m) The Company will use its best efforts to effect and maintain the quotation of the ADSs on the NASDAQ and will file with the NASDAQ all documents and notices required by the NASDAQ of companies that are traded on the NASDAQ and quotations for which are reported by the NASDAQ.

                (n) The Company will file with the NASD, the NASDAQ, the Commission and any other governmental or regulatory agency, authority or instrumentality in the Cayman Islands, the United States, the People's Republic of China and Hong Kong, as may be required, such reports, documents, agreements and other information which the Company may from time to time be required to file, including those relating to the implementation and payment of dividends or other distributions on the Securities.

                (o) The Company will not be or become, within one year of the Closing Time, an "investment company" as defined in the 1940 Act.

                (ii) The agreements of the Underwriters set forth in paragraph (i)(f) of this Section 5 shall terminate upon the earlier of the following events:

                (a) a decision of the Representative to terminate the selling restrictions set forth in paragraph (i)(f) of this Section 5; or

                (b) the expiration of a period of 180 days after the date of this Agreement, unless the Representative shall have given notice to the Company that the distribution of the Securities by the Underwriters has not yet been completed. If such notice by the Representative is given, the agreements set forth in such paragraph (i)(f) shall survive until the earlier of (1) the event referred to in clause (a) of this subsection (ii) or (2) the expiration of an additional period of 30 days from the date of any such notice.

                (iii) Each Selling Shareholder agrees with the several Underwriters that:

                (a) Such Selling Shareholder will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Shareholder or any affiliate of the Selling Shareholder or any person in privity with the Selling Shareholder or any affiliate of the Selling Shareholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Underwriting Agreement, other than Ordinary Shares or ADSs disposed of as bona fide gifts approved by Citigroup Global Markets Inc. or as part of the offering contemplated hereunder.

                (b) Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs.

                (c) Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company's condition (financial or otherwise), prospects, earnings, business or properties, (ii) any change in information in the Registration Statement, the ADR Registration Statement or the Prospectus relating to such Selling Shareholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus, in each case which comes to the attention of such Selling Shareholder.

                (d) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to the Representative prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                (e) Such Selling Shareholder will comply with the agreement contained in Section 5(i)(h).

                6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders contained in this Underwriting Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations under this Underwriting Agreement and to the following additional conditions:

                (a) If the Registration Statement and the ADR Registration Statement have not become effective prior to the Execution Time, unless the Representative agree in writing to a later time, the Registration Statement and the ADR Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of either of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

                (b) The Company shall have requested and caused Morrison & Foerster LLP, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

                (i) This Agreement has been duly executed and delivered by the Company under New York law.

                (ii) The Deposit Agreement has been duly executed and delivered by the Company under New York law and, assuming due authorization, execution and delivery by the Depositary constitutes a valid and legally binding obligation of the Company.

                (iii)   Upon the due issuance of the Securities
        evidenced by the ADRs against the deposit of Ordinary Shares in accordance with the Deposit Agreement and payment therefor in accordance with the provisions of this Agreement and the Deposit Agreement, such Securities will be validly issued and persons in whose names such ADRs are duly registered will be entitled to the rights specified therein and in the Deposit Agreement.

                (iv) The Offered Securities to be sold by the Company pursuant to this Agreement, when issued to and paid for by the Underwriters in accordance with the terms of this Agreement, will be fully paid and non-assessable.

                (v) The execution and delivery of this Agreement and the Deposit Agreement and the issuance and sale of the Securities by the Company to the Underwriters pursuant to this Agreement on the Closing Date do not violate any statute, rule or regulation of any U.S. or New York governmental agency which, in such firm's experience, are normally applicable to transactions of the type contemplated by this Agreement and the Deposit Agreement.

                (vi)    Other than as set forth in the Registration
        Statements, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statements or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

                (vii) The Company is not, and after giving effect to the transactions contemplated by this Agreement and the application of the net proceeds therefrom, as described in the Prospectus, will not be, an "investment company", as such term is defined in the Investment Company Act.

                (viii)No consent, approval, authorization or order of, or filing with, any U.S. federal or New York state governmental agency or body or any court having jurisdiction over the Company or any of its Subsidiaries that is required to be obtained by the Company or any Selling Shareholder for the consummation of the transactions contemplated by this Agreement, the Deposit Agreement or the Custody Agreement in connection with the issuance or sale of the Securities, except such as have been obtained and made under the Act and the Exchange Act and such as may be required under state or foreign securities or blue sky laws.

                (ix) The Initial Registration Statement, the ADS Registration Statement and the 8-A Registration Statement became effective under the Act or the Exchange Act, as applicable, as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement, the ADS Registration Statement, the 8-A Registration Statement or any part of such registration statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act or Exchange Act, as applicable.

                (x)     Each of the Registration Statement, the ADS
        Registration Statement, the 8-A Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder (except as to the financial statements, the notes thereto and other financial data included therein as to which such counsel shall express no opinion).

                (xi) Such counsel shall state that based on such counsel's participation in conferences with the Underwriters, the representatives of the Company and the Company's accountants concerning the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement and the Prospectus and having considered the matters and statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements, nothing has come to such counsel's attention that leads such counsel to believe that the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement and the Prospectus, as of their respective effective or issue dates, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment with respect to the financial statements, footnotes and other financial data contained in the Registration Statement, the ADS Registration Statement, the 8-A Registration Statement and the Prospectus).

                (xii) The information in the Prospectus under "Shares Eligible for Future Sale" and "Taxation--United States Federal Income Taxation," to the extent that such information constitutes matters of U.S. federal or New York state laws or legal conclusions based on such laws, is a fair and accurate summary in all material respects of such matters and conclusions.

                (xiii) Such counsel does not know of any material pending or threatened actions, suits or proceedings before any U.S. federal or New York state court or governmental agency, authority or any arbitrator involving the Company required to be described in a Registration Statement or the Prospectus which are not described as required;

                (xiv) The statements set forth in the Prospectus under the caption "Description of American Depositary Shares" and "Underwriting", insofar as they purport to describe or summarize certain provisions of the Deposit Agreement, are accurate descriptions or summaries in all material respects.

                (xv) Under the laws of the State of New York relating to personal jurisdiction, (i) the Company and each Selling Shareholder has, under this Agreement, validly submitted to the personal jurisdiction of any state or federal court located in the State of New York, County of New York in any action arising out of or relating to the Agreement and the transactions contemplated therein and has validly and effectively waived any objection to the venue of a proceeding in any such court as provided in Section 17 of this Agreement, (ii) its appointment thereunder of CT Corporation as its authorized agent for service of process is valid, legal and binding, and (iii) service of process in the matter set forth in Section 17 of this Agreement will be effective to confer valid personal jurisdiction of such court over the Company.

                (xvi)   Upon payment for the Securities and the
        delivery to DTC or its agent of the Securities in book entry form registered in the name of Cede & Co. or such other nominee designated by DTC, both as provided for in this Agreement, and the crediting of the Securities to the Underwriters' accounts with DTC, Cede & Co. or such other nominee designated by DTC, DTC, the Underwriters will acquire a valid "security entitlement" (within the meaning of New York Uniform Commercial Code Section 8-102) to the Securities, and no action based on an "adverse claim" (as defined in New York Uniform Commercial Code
        Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of New York Uniform Commercial Code Section 8-105.

                (xvii) There is no contract or other document known to such counsel of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Reference to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Closing Date.

                (c) The Company shall have requested and caused Conyer, Dill & Pearman, Cayman, Cayman Islands counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

                (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Cayman Islands, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification;

                (ii) The Company is in good standing with the Registrar of Companies in the Cayman Islands.

                (iii) The Company has an authorized capital as set forth in the Prospectus, and all of the issued shares in the capital of the Company (including the Shares when issued and delivered in accordance with the terms of the Underwriting Agreement) have been duly and validly authorized and issued, are fully paid and non-assessable and, upon entry on the register of members, the person(s) named therein (the "Shareholder") will be the registered holder of such number of Shares as will be noted against their respective names on such register of members. The Company is the registered holder of such number of Shares as are noted against its name on such register of members.

                (iv) The Shares are not subject to any overriding or mandatory pre-emptive or similar rights under Cayman Islands law or the Memorandum and Articles of Association of the Company and conform to the description thereof contained in the Prospectus.

                (v) The execution and delivery of this Agreement and the Deposit Agreement by the Company and the performance of its obligations thereunder, the Registration Statement, the Prospectus and the filing of the Registration Statement and the Prospectus have been duly authorized and approved by all necessary corporate action of the Company and the execution and delivery of this Agreement and the Deposit Agreement by the Company and the performance of its obligations thereunder do not violate, conflict with or result in a breach of any of the terms or provisions of its Memorandum and Articles of Association or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force and do not violate, conflict with or result in a breach of any existing order or decree of any governmental authority or agency or any official body in the Cayman Islands.

                (vi) This Agreement and the Deposit Agreement have been duly executed and delivered for and on behalf of the Company and constitute legal, valid and binding obligations of the Company enforceable in the Cayman Islands in accordance with its terms except and in so far as such enforcement may be limited as hereinafter set forth.

                (vii) The issue of the Registration Statement has been duly authorized and the Registration Statement has been duly executed by and on behalf of the Company.

                (viii) No authorizations, consents, orders, permissions or approvals are required from any governmental authorities or agencies or other official bodies in the Cayman Islands and no notice to or other filing with or action by any Cayman Islands governmental authority or regulatory body is required in connection with:

                                (1)     the execution and delivery of this
                        Agreement and the Deposit Agreement;

                                (2) the performance of any obligation under this Agreement and the Deposit Agreement;

                                (3)     the payment of any amount under this
                        Agreement and the Deposit Agreement; and

                                (4)     the issue of the Shares or the ADSs.

                (ix)    to ensure the legality, validity,
        enforceability or admissibility into evidence of each of this Underwriting Agreement, the Deposit Agreement and any other document required to be furnished hereunder or thereunder in the Cayman Islands, it is not necessary that this Underwriting Agreement, the Deposit Agreement or any such other document be filed or recorded with any court or other authority in the Cayman Islands, provided such documents are executed outside of the Cayman Islands, or that any stamp, registration or similar tax be paid on or in respect of any such document or the Shares or the ADSs in connection with the sale of Securities to the Underwriters.

                (x) The statements in the Prospectus under "Risk Factors", "Dividend Policy", "Capitalization", "Management", "Principal and Selling Shareholders", "Description of Share Capital", "Taxation" and "Enforceability of Civil Liabilities", and the statements in the Registration Statement under Item 14, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, in each case to the extent, and only to the extent, governed by the laws of the Cayman Islands, fairly present the information and summarize the matters referred to therein.

                (xi) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to or to any political subdivision or taxing authority thereof or therein in connection with (A) the delivery of the Ordinary Shares in the manner contemplated by the Underwriting

        Agreement, (B) the deposit with the Depositary of the Underlying Shares against issuance of the ADRs evidencing the ADSs or (C) the sale and delivery by the Underwriters of the Shares or the ADSs, as the case may be, as contemplated in the Underwriting Agreement.

                (xii) Other than as described in the Prospectus, under the current laws and regulations of the Cayman Islands, all dividends and other distributions declared and payable on the Ordinary Shares may be paid by the Company to the Depositary and to the holders of ADRs, as applicable, in Cayman Island dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands, and all such dividends and other distributions made to holders of the Underlying Shares who are non-residents of the Cayman Islands will not be subject to the Cayman Islands income, withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, duty withholding or deduction in the Cayman Islands and without the necessity of obtaining any governmental authorization in the Cayman Islands.

                (xiii) The Cayman Islands currently have no income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax.

                (xiv) The choice of law provision set forth in Section 14 of the Underwriting Agreement and in the Deposit Agreement is legal, valid and binding under the laws of the Cayman Islands and such counsel knows of no reason why the courts of the Cayman Islands would not give effect to the choice of New York law as the proper law of the Underwriting Agreement and of the Deposit Agreement; the Company has the legal capacity to sue and be sued in its own name under the laws of the Cayman Islands; the Company has the power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts and has validly and irrevocably appointed as its designee, appointee and authorized agent for the purpose described in Section 15 of the Underwriting Agreement and in the Deposit Agreement under the laws of the Cayman Islands; the irrevocable submission of the Company to the non-exclusive jurisdiction of the New York Courts and the waivers by the Company of any immunity and any objection to the venue of the proceeding in a New York Court in the Underwriting Agreement and in the Deposit Agreement are legal, valid and binding under the laws of the Cayman Islands and such counsel knows of no reason why the courts of the Cayman Islands would not give effect to the submission and waivers; service of process in the manner set forth in Section 15 of the Underwriting Agreement and in the Deposit Agreement, will be effective to confer valid personal jurisdiction over the Company under the laws of the Cayman Islands; and the courts in the Cayman Islands will recognize as valid and final, and will enforce, any final and conclusive judgment against the Company obtained in a New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement or the Deposit Agreement.

                (xv) The submission to the jurisdiction of the courts sitting in New York, the appointment of CT Corporation System to accept service of process in such jurisdiction and the waiver by the Company of any objection to the venue of a proceeding in a New York court, pursuant to this Agreement and the Deposit Agreement, is legal, valid and binding on the Company.

                (xvi) No approvals are currently required from any governmental department, agency or other authority in the Cayman Islands in order for the Company to pay dividends declared by the Company to the holders of Ordinary Shares, including the Depositary.

                (xvii) Although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognize and enforce a judgment of a foreign court of competent jurisdiction in respect of any legal suit or proceeding arising out of or relating to this Agreement and the Deposit Agreement without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided that such judgment is final and conclusive, for a liquidated sum, not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands judgment in respect of the same matter, and was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere. A foreign judgment may be final and conclusive even if subject to appeal. However, if appealable, a Cayman Islands court may stay enforcement until such appeal has been heard.

                (xviii) Based solely on our inspection of the Register of Writs and Other Originating process in the Grand Court of the Cayman Islands from the date of incorporation of the Company there were no actions or petitions pending against the Company in the courts of the Cayman Islands as at close of business in the Cayman Islands on ., 2004. A search at the Companies Registry in the Cayman Islands would not reveal any order or resolution for the winding up of the Company because under Cayman Islands law the records kept by the Registrar of Companies are not documents of public record. The enquiries referred to above which we have made at the Grand Court of the Cayman Islands have revealed no record of the presentation of any winding up petition in respect of the Company.

                (xix) There is no exchange control legislation under Cayman Islands law and accordingly there are no exchange control regulations imposed under Cayman Islands law, including on the payment of dividends and other distributions declared and payable on the Shares.

                (xx) The Company is not entitled to any immunity under the laws of the Cayman Islands whether characterized as sovereign immunity or otherwise for any legal proceedings in the Cayman Islands to enforce or to collect upon this Agreement and the Deposit Agreement.

                (xxi) So far as the law of the Cayman Islands is concerned, each of this Agreement and the Deposit Agreement is in proper form under the laws of the Cayman Islands for the enforcement thereof against the Company subject in so far as such enforcement may be limited as hereinafter set forth.

                (xxii) We have reviewed the register of members of the Company. As of the date hereof there are no entries or notations indicating any third party interests including any security interest on the register of members of the Company.

                (xxiii) It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement and the Deposit Agreement that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands.

                (xxiv) The Underwriters will not be treated as resident, domiciled or carrying on or transacting business or subject to taxation in the Cayman Islands or in violation of any law thereof solely by reason of the negotiation, preparation or execution of this Agreement and the Deposit Agreement or the entering into of or the exercise of their rights or the performance of their obligations under this Agreement and the Deposit Agreement.

                (xxv) The Underwriters will not be required to be licensed, qualified or otherwise entitled to carry on business in the Cayman Islands in order to enforce their rights under, or as a consequence of the execution, delivery and performance of this Agreement and the Deposit Agreement.

                (xxvi) Shareholders will not be liable to contribute to the assets of the Company upon a winding up of the Company. We are not aware of any decided Cayman Islands authority on whether there are circumstances in which a Cayman Islands court might ignore the separate legal personality of the Company and its shareholder in order to enable the creditors of the Company to proceed directly against the assets of the Shareholders in addition to proceeding against the particular assets of the Company. Our opinion is therefore based upon our considered view of English common law authority which would be regarded as persuasive, although technically not binding, in the courts of the Cayman Islands. On the basis of such decided authority it is evident that it is only in exceptional circumstances that the principle of the separate legal personality of a company is ignored. A number of grounds for the court so doing have been established (and statutes may, of course, provide a basis for so doing also). The grounds, known as the doctrine of "lifting the corporate veil", include where the device of incorporation is used for some illegal or improper purpose, cases of fraud or a sham and where the company can be regarded as acting simply as the agent of a shareholder. In our view, however, these decisions are founded on the principle that the separate legal personality is being ignored for limited purposes to fix a shareholder with a liability or responsibility or subject it to a restriction (or, in certain circumstances, giving the shareholder remedies it would not otherwise have). We can find no principle that, and we are of the view that the Cayman Islands courts would not find that, the separate legal personality of the Company should be ignored to enable a creditor of the Company to proceed directly against assets of the Shareholder to satisfy liabilities owed by the Company to such creditor. This conclusion assumes, however, that issues of fraud or breach of trust involving the Shareholder or such other affiliate with respect to the establishment and operation of the Company are not involved, the Directors of the Company observe their fiduciary duties thereto properly and the Company is operated as a separate and distinct entity.

                (xxvii) Whilst we are not aware of any relevant decided Cayman Islands authority, there is English case law (which would be persuasive, but not binding, in the Cayman Islands courts) which suggests that the Memorandum and Articles of the Company constitute a form of contract (subject to the provisions of the Companies Law (2003 Revision) and Cayman Islands common law) between the Company and its shareholders in respect of the shareholders' rights and liabilities as shareholders. The Depository solely in its capacity as a shareholder may sue the Company to enforce and restrain breaches of the regulations contained in the Memorandum and Articles of the Company. The Memorandum and Articles of the Company do not constitute a contract between the Company and its shareholders (or between the shareholders themselves) in respect of any rights and liabilities that a shareholder may have in any capacity other than that of shareholder.

                (xxviii) Upon sale and delivery of the Option Shares (as defined in this opinion) as provided in this Agreement and the Deposit Agreement and upon payment therefor and entry in the register of members of the custodian (the "Custodian") as the transferee of the Option Shares pursuant to the terms of this Agreement and the Deposit Agreement, legal and beneficial title to the Option Shares will have validly been transferred to the Custodian free of any restrictions on transfer, liens, encumbrances, security interests, equities and claims from a third party.

                (d) The Company shall have requested and caused Jingtian & Gongcheng, PRC counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

                (i) Each of Beijing Enterprise Mobile Technology Co., Ltd. and Hurray! Times Communications (Beijing) Ltd. (the "PRC Subsidiaries" and each a "PRC Subsidiary") is a wholly foreign-owned enterprise duly organized under PRC Law with limited liability. Each PRC Subsidiary is validly existing under the laws of the PRC and its business license is in full force and effect. Each PRC Subsidiary is a legal person with limited liability and the liability of the Company in respect of equity interests held in each Subsidiary is limited to its investment therein. All of the registered capital of each PRC Subsidiary, and all equity of each PRC Subsidiary has been fully paid and is owned directly and indirectly by the Company and its Subsidiaries, free and clear of any liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims. To the best knowledge of such counsel after due inquiry, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of share capital of, or direct interest in, any PRC Subsidiary. Each PRC Subsidiary has all legal right, power and authority (corporate and other), as authorized by the PRC government, to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus and is duly qualified to transact business in each jurisdiction within the PRC in which the conduct of its business or its ownership, use or leasing of property requires such qualification.

                (ii) Each of Hurray! Solutions Ltd., Beijing WVAS Solutions Ltd., Beijing Cool Young Information Technology Co., Ltd., Beijing Enterprise Network Technology Co., Ltd. and Beijing Palmsky Technology Co., Ltd. (the "PRC Operating Companies") is a legal person with limited liability and the liability of the Company or any other equity investor in respect of equity interests held in each PRC Operating Company is limited to its capital contribution therein. All of the registered capital in each PRC Operating Company has been fully paid and all equity of each PRC Operating Company is owned directly by the shareholders as disclosed in the Prospectus, free and clear of any liens, charges, restrictions upon voting or transfer or any other encumbrances, equities or claims, and all contractual arrangements relating to the share ownership of the PRC Operating Companies between the shareholders of such PRC Operating Companies and the relevant PRC Subsidiaries are enforceable and effective in allowing the Company full and effective control of the PRC Operating Companies, and allow such PRC Operating Companies to be consolidated into the financial statements of the Company under generally accepted accounting principles in the United States. To the best knowledge of such counsel after due inquiry, there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any direct interest in any PRC Operating Company, except as set forth in the Prospectus. Each PRC Operating Company has all legal right, power and authority (corporate and other), as authorized by the PRC government, to own, use, lease and operate its assets and to conduct its business in the manner presently conducted and as described in the Prospectus and is duly qualified to transact business in each jurisdiction within the PRC in which the conduct of its business or its ownership, use or leasing of property requires such qualification.

                (iii) The Articles of Association of each PRC Subsidiary and PRC Operating Company comply with the requirements of applicable law of the PRC, including the PRC Company Law, and are in full force and effect.

                (iv) Each of the PRC Subsidiaries and the PRC Operating Companies has valid title to, or valid leasehold interests in, all of its material assets and valid title to all material personal properties and assets, in each case, free and clear of all liens, charges, encumbrances, equities, claims, defects, options or restrictions, except such as are described in the Prospectus or such as do not, individually or in the aggregate, interfere with the use made and proposed to be made of such property by the relevant PRC Subsidiary and PRC Operating Company, as the case may be.

                (v) No consents, approvals, authorizations, orders, registrations, clearances and qualifications of or with any national, provincial, municipal, local, foreign or other governmental authority, agency or body, any self-regulatory organization or any court or other tribunal or any stock exchange authorities having jurisdiction over the Company or any of the Subsidiaries, the PRC Subsidiaries or the PRC Operating Companies or any of their properties are required for (i) the issue and sale of the Offer Shares and ADSs being delivered at the relevant Closing Date to be sold by the Company under this Agreement, the deposit of the Offer Shares being deposited with the Depositary against issuance of the ADRs evidencing the ADSs under the Deposit Agreement, the compliance by the Company with all of the provisions of this Agreement and the Deposit Agreement, and the consummation by the Company of the transactions contemplated herein and in the

        Registration Statement as set forth in and contemplated by the Prospectus, except such PRC governmental authorizations as may be required by any laws of the PRC in connection with the purchase and distribution of the Offer Shares and ADSs by or for the account of the Underwriters and (ii) the execution and delivery by the Company of the Underwriting Agreement and the Deposit Agreement, except such PRC governmental authorizations as have been obtained and are in full force and effect and copies of which have been furnished to the Representative.

                (vi) Each agreement relating to the share ownership or ownership of other economic benefits, obligations and entitlements of the PRC Operating Companies between the shareholders of such PRC Operating Companies and the relevant PRC Subsidiaries (the PRC Transfer Transaction") as attached in Schedule III hereto (the "PRC Transfer Agreements") has been duly authorized, executed and delivered by the parties thereto, and assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid and binding agreement of each PRC Subsidiary and PRC Operating Company, enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                (vii) The execution by each PRC Subsidiary and PRC Operating Company of each PRC Transfer Agreement to which it is a party and the delivery by and the performance by such PRC Subsidiary and PRC Operating Company of its obligations under each PRC Transfer Agreement to which it is a party and the consummation of the PRC Transfer Transaction (a) does not and will not, to the best knowledge of such counsel after due inquiry, conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which any PRC Subsidiary and PRC Operating Company is a party or by which any PRC Subsidiary and PRC Operating Company is bound or to which any of the property or assets of any PRC Subsidiary and PRC Operating Company is subject, (b) did not and will not, result in any violation of the provisions of the Articles of Association or business licenses of any PRC Subsidiary and PRC Operating Company and (c) will not result in any violation of any provision of PRC law or statute or any order, rule, regulation, judgment, order or decree of any PRC governmental agency having jurisdiction over the Company or any of the Subsidiaries or any of the PRC Subsidiaries or any of the PRC Operating Companies or any of their properties.

                (viii) The description of the PRC Transfer Agreements set forth in the Prospectus under the captions "Our Corporate Structure" and "Related Party Transactions" is accurate, complete and fair in all material respects with respect to PRC legal matters, documents or proceedings described therein. The PRC Transfer Agreements have been effected in compliance with all applicable national, provincial, municipal and local laws in the PRC. To the extent governed or affected by PRC law, the PRC Transfer Transaction constitutes a binding and irrevocable transaction completed by the parties to the PRC Transfer Agreements.

                (ix) No consents, approvals, authorizations, orders, registrations and qualifications by any governmental authority, any self-regulatory organization or any court or other tribunal or any stock exchange authorities are required in the PRC in connection with the PRC Transfer Agreements. The PRC Transfer Transaction is fully complete, effective and enforceable in accordance with the relevant terms and conditions of the PRC Transfer Agreements.

                (x) No consent, approval, authorization or order of, or qualification with, any governmental body or agency of the government of the PRC is required for the performance by any of the Company, the PRC Subsidiaries or the PRC Operating Companies of its obligations under this Agreement and the Deposit Agreement. No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC or any political subdivision or taxing authority thereof or therein in connection with (A) the issuance of the ADRs by the Depositary and the sale of ADSs by the Company to the Underwriters in accordance with this Agreement and the Deposit Agreement, (B) the delivery of the ADSs to or for the respective accounts of the Underwriters in the manner contemplated in this Agreement or (C) the resale and delivery by the Underwriters of the ADSs to the initial purchasers thereof as contemplated in the Prospectus.

                (xi) After due inquiry, such counsel does not know of any PRC, legal or governmental proceedings pending or threatened to which the Company or any of the PRC Subsidiaries or the PRC Operating Companies is a party or to which any of the properties of the Company or any of the PRC Subsidiaries or the PRC Operating Companies is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                (xii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the Deposit Agreement will not contravene or result in a breach or violation of any provision of applicable laws and regulations of the PRC or the certificate of incorporation, by-laws or other governing documents of the Company, the PRC Subsidiaries or the PRC Operating Companies, or any agreement or other instrument binding upon the Company, the PRC Subsidiaries or the PRC Operating Companies, that is material to the Company, the PRC Subsidiaries or the PRC Operating Companies, taken as a whole, or any judgment, order or decree of any governmental body, agency or court of the PRC having jurisdiction over the Company, the PRC Subsidiaries or the PRC Operating Companies.

                (xiii) None of the PRC Operating Companies or the PRC Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or other distributions, or from making any other distribution on the PRC Subsidiaries' or the PRC Operating Companies' equity interest, except as provided for in the PRC Transfer Agreements or as described in or contemplated by the Prospectus; all dividends and other distributions declared and payable upon the equity interests in the PRC Subsidiaries and the PRC

        Operating Companies may be converted into foreign currency that may be freely transferred out of the PRC and all such dividends and other distributions are not and will not be subject to withholding or other taxes under the laws and regulations of the PRC are free and clear of any other tax, withholding or deduction in the PRC in each case without the necessity of obtaining any governmental authorization in the PRC, except such as have been obtained.

                (xiv) The statements in the Prospectus under the captions "Risk Factors - Our corporate structure could be deemed to be in violation of current or future Chinese laws and regulations, which could adversely affect our ability to operate our business effectively or at all.", "- We may be required to pay amounts under our guarantees for bank credit facilities which have been extended to Hurray! Solutions and may be unable to recover any such amounts paid by us under these guarantees.", "- We depend upon agreements with Hurray! Solutions and its subsidiaries for the success of our business. These agreements may not be as effective in providing operational control as direct ownership of these businesses and may be difficult to enforce.", "- We generate our internal funds almost exclusively from Hurray! Times. If that company is restricted from paying dividends to us, we may lose almost all of our internal source of funds.", "If Hurray! Times incurs any debt, it could impact our ability to pay dividends on our ordinary shares or ADSs.", "- We may be held liable for information displayed on or retrieved from our services.", "- We may not be able to adequately protect our intellectual property, and we may be exposed to infringement claims by third parties.", "- The telecommunication laws and regulations in China are evolving and subject to interpretation and will likely change in the near future. If we are found to be in violation of current or future Chinese laws or regulations, we could be subject to severe penalties.", "- The regulation of Internet website operators is also new and subject to interpretation in China, and our business could be adversely affected if we are deemed to have violated applicable laws and regulations.", "- The Chinese government, Chinese Unicom or China Mobile may prevent us from distributing, and we may be subject to liability for, content that any of them believe is inappropriate.", "- Government regulation of the telecommunications and Internet industries may become more burdensome.", "- The uncertain legal environment in China could limit the legal protections available to you.", "- Your ability to bring an action against us or against our directors and officers, or to enforce a judgment against us or them, will be limited because we are incorporated in the Cayman Islands, because we conduct all of our operations in China and because the majority of our directors and officers reside outside of the U.S.", "Our Corporate Structure", "Management's Discussion and Analysis of Financial Condition and Results of Operation - Income Taxation", "- Holding Company Structure", "Our Business - Network Service Agreements with China Telecom and China Mobile for 2G and 2.5G Services", "- Intellectual Property and Proprietary Rights", "Our Acquisition", "Industry Overview", "Regulation" and "Enforceability of Civil Liabilities" insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, to the extent, and only to the extent, governed by the laws of the PRC, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein and are accurate, complete and fair in all material respects.

                (xv) Neither the issue and sale of the ADSs and the Securities, nor the consummation of any other of the transactions contemplated under the Underwriting Agreement or in the Deposit Agreement nor the fulfillment of the terms of the Deposit Agreement and the Underwriting Agreement will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Subsidiaries, the PRC Subsidiaries or the PRC Operating Companies pursuant to (i) the Articles of Association (or other constitutive document) of any PRC Subsidiary or PRC Operating Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument governed by PRC law to which the Company, the Subsidiaries, the PRC Subsidiaries or any of the PRC Operating Companies is a party or bound or to which its or their property is subject or (iii) any PRC statute, law, rule, regulation, judgment, order or decree applicable to the Company or the Subsidiaries, the PRC Subsidiaries or the PRC Operating Companies of any PRC court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or the Subsidiaries, the PRC Subsidiaries or the PRC Operating Companies or any of its or their properties.

                (xvi) The application of the net proceeds from the Global Offering, as contemplated by the prospectus, will not contravene any provision of applicable PRC law, rule or regulation or the articles of association, other constitutive documents or the business license of the Company or any PRC Subsidiary or any PRC Operating Company or, to the best of such counsel's knowledge after due inquiry, contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument binding upon the Company or any of the PRC Subsidiaries or the PRC Operating Companies, or any judgment; order or decree of any PRC governmental body, agency or court having jurisdiction over the Company or any of the PRC Subsidiaries or the PRC Operating Companies.

                (xvii) To the best knowledge of such counsel after due inquiry, there are no outstanding guarantee or contingent payment obligations of the PRC Subsidiaries and the PRC Operating Companies in respect of indebtedness of third parties.

                (xviii) To the best knowledge of such counsel after due inquiry, the PRC Subsidiaries and the PRC Operating Companies are not
        (A) in violation of their respective Articles of Association licenses and any other constituent documents or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to such counsel and to which the PRC Subsidiaries and the PRC Operating Companies is a party or by which it or any of their respective properties may be bound, except, in the case of clause (B), where such violation or default would not, individually or in the aggregate, have a Material Adverse Effect (including, without limitation, any proceeding challenging the effectiveness or validity of the PRC Transfer Transaction) or to which any of the properties of the PRC Subsidiaries and the PRC Operating Companies is subject which will have a Material Adverse Effect.

                (xix) To the best knowledge of such counsel after due inquiry, the PRC Subsidiaries and the PRC Operating Companies own or have valid licenses in full force and effect or otherwise have the legal right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems of procedures), trademarks, service marks and trade names (including the "Hurray!" and "HAWA" names and logos) currently employed by them in connection with the business currently operated by them and none of the Company or any of the PRC Subsidiaries or the PRC Operating Companies, whether knowingly or unknowingly, is infringing, has infringed or has received any notice of infringement of or conflict with the asserted rights of others with respect to any of the foregoing.

                (xx) Except as disclosed in the Prospectus, there are no legal governmental or arbitrative proceedings before any court of the PRC or before or by any public, regulatory or governmental agency or body of the PRC pending or to the best of such counsel's knowledge after due inquiry, threatened against, or involving the properties or business of, the PRC Subsidiaries and the PRC Operating Companies (including, without limitation, any proceeding challenging the effectiveness or validity of the PRC Transfer Transaction) or to which any of the properties of the PRC Subsidiaries and the PRC Operating Companies is subject which will have a Material Adverse Effect.

                (xxi) Each of the PRC Subsidiaries and PRC Operating Companies has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all necessary declarations and filings with, all governmental agencies to conduct its business in the manner described in the Prospectus except to the extent that not having such licenses, consents, authorizations, approvals, orders, certificates or permits and not making such declarations and filings would not have a Material Adverse Effect, and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions or conditions not described in the Registration Statement or the Prospectus.

                (xxii) To the best knowledge of such counsel after due inquiry, there is no pending or threatened PRC regulatory, administrative or other governmental initiative which, if implemented or adopted in the manner proposed or contemplated, could have a Material Adverse Effect.

                (xxiii) The Company, and each of the PRC Subsidiaries and the PRC Operating Companies, can sue and be sued in its own name under the laws of the PRC; the irrevocable submission of the Company to the exclusive jurisdiction of a New York Court, the waiver by the Company of any objections to the venue of a proceeding of a New York Court and the agreement of the Company that this Underwriting Agreement and the Deposit Agreement shall be governed by and construed in accordance with the laws of the State of New York are valid and legally binding in the PRC; service of process effected in the manner set forth in this Agreement and in the Deposit Agreement will be effective, insofar as the law of the PRC is concerned, to confer valid personal jurisdiction over the Company; any judgment obtained in a New York Court arising out of or in relation to the obligations of the Company under this Agreement or the Deposit

        Agreement would be enforceable against the Company and the PRC Subsidiaries and the PRC Operating Companies, in the courts of the PRC in accordance with the Civil Procedures Law of the PRC; subject to the conditions described in the Prospectus under "Enforceability of Civil Liabilities"; the Company and the PRC Subsidiaries and the PRC Operating Companies, is not entitled to any immunity on the basis of sovereignty or otherwise in the PRC in respect of its obligations under this Agreement or the Deposit Agreement and could not successfully interpose any such immunity as a defense to any suit or action brought or maintained in respect of its obligations under this Agreement or the Deposit Agreement and the waiver by the Company and the PRC Subsidiaries and the PRC Operating Companies, of immunity to jurisdiction (including the waiver of sovereign immunity to which the Company and the PRC Subsidiaries and the PRC Operating Companies, may become entitled subsequent to the date of this Agreement) and immunity to pre-judgment attachment, post-judgment attachment and execution in any suit, action or proceeding against it arising out of or based on the Underwriting Agreement and the Deposit Agreement is the valid and legally binding obligation of the Company under the laws of the PRC; each of the Underwriting Agreement and the Deposit Agreement is in proper legal form under the laws of the PRC for the enforcement thereof against the Company in the PRC without further action on the part of the Underwriters, the Global Coordinator or the Depositary; and to ensure the legality, validity, enforceability or admissibility in evidence of any of the Underwriting Agreement or the Deposit Agreement, except for their official translation into Chinese for their presentation to a PRC court, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any such document or the Offer Shares of the ADSs.

                (xxiv) The indemnification and contribution provisions set forth in the Underwriting Agreement and in the Deposit Agreement do not contravene the public policy of the PRC and insofar as matters of the PRC law are concerned constitute the legal, valid and binding obligations of the Company, enforceable in accordance with the terms therein, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights.

                (xxv) All amounts payable by the Company in respect of the ADRs evidencing the ADSs or the underlying Offer Shares or pursuant to the Underwriting Agreement, including all dividends and other distributions declared and payable in United States dollars on the shares of share capital of the Company, shall be made free and clear of and without deduction for or on account of any withholding or other taxes imposed, assessed or levied by the Government of the PRC (except such income taxes as may be imposed by the Government of the PRC on payments hereunder to any Underwriter whose net income is subject to tax by the PRC or withholding, if any, with respect to any such income tax).

                (xxvi) All dividends and other distributions declared and payable on the Company's direct or indirect equity interests in the PRC Subsidiaries and the PRC Operating Companies (pursuant to the Share Pledge Agreements) may under the current laws and regulations of the PRC be paid to the Company or the Subsidiaries (in one or a series of dividend or other distribution transactions) and may be converted into foreign currency that may be freely transferred out of the PRC. All such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC and may be so paid without the necessity of obtaining any governmental authorization in the PRC.

                (xxvii) Each of the Underwriting Agreement and the Deposit Agreement and any other document required to be furnished hereunder or thereunder is in proper legal form under the laws of the PRC for the enforcement thereof against the Company in the PRC without further action on the part of the Underwriters or the Depositary, and to ensure the legality, validity, enforceability or admissibility in evidence of the Underwriting Agreement, the Deposit Agreement and any other document required to be furnished hereunder or thereunder in the PRC, it is not necessary that any such document be filed or recorded with any court or other authority in the PRC or that any stamp or similar tax be paid on or in respect of any such document.

                (xxviii) To the best knowledge of such counsel after due inquiry, the PRC Subsidiaries and the PRC Operating Companies are (i) in compliance with any and all applicable Environmental Laws in the PRC,
        (ii) have obtained all permits, licenses or other approvals required of them under applicable Environmental Laws in the PRC to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval.

                (xxix) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Company, the PRC Subsidiaries and the PRC Operating Companies to the PRC or any political subdivision or taxing authority thereof or therein in connection with (i) the creation, allotment and issuance of the Ordinary Shares, (ii) the deposit with the Depositary of Ordinary Shares by the Company against the issuance of ADRs evidencing ADSs, (iii) the sale and delivery by the Company of the Offer Shares and the ADSs to or for the respective accounts of the Underwriters, as the case may be, in the manner contemplated in this Agreement, (iv) the issue and allotment of Offer Shares by the Company to successful applicants, (v) the PRC Transfer Transaction completed prior to the date hereof, (vii) the Acquisition Transaction or (viii) the PRC Transfer Agreements.

                (xxx) The PRC Subsidiaries and the PRC Operating Companies are subject to PRC income tax, on a consolidated basis, at the rate of 33 percent, in accordance with the Provisional Rules of PRC on Enterprise Income Tax adopted with effect from January 1, 1994. The Company will not otherwise be subject to PRC tax on dividends or other distributions from PRC Subsidiaries or on its consolidated income generally. To the best knowledge of such counsel after due inquiry, the PRC tax laws and regulations applicable to the activities of the Company, the PRC Subsidiaries and the PRC Operating Companies in the PRC (including regulatory fees, capital gain, income, sales, withholding or other taxes and stamp or other issuance or transfer taxes or duties to which the Company or the Subsidiaries may become subject due to the conduct of activities in the PRC) are assessed or apply to the Company, the PRC Subsidiaries and the PRC Operating Companies in substantially the same manner as are currently applicable to any similar enterprise engaging in the telecommunications business and activities in the PRC.

                (xxxi) The entry into, and performance or enforcement of the Underwriting Agreement in accordance with its respective terms will not subject the Underwriters to a requirement to be licensed or otherwise qualified to do business in the PRC, nor will any Underwriter be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of the Underwriting Agreement.

                (xxxii) In addition, such counsel shall state that nothing has come to such counsel's attention that causes it to believe that the 8-A Registration Statement, the ADS Registration Statement and the Registration Statement (except for financial statements, as to which such counsel need not express any belief), as of their respective effective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that (except as aforesaid) the Prospectus as of its date and as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (e) The Depositary shall have requested and caused Skadden, Arps, Slate, Meagher and Flom LLP, counsel for the Depositary, to have furnished to the Representative their opinion dated the Closing Date and addressed to the Representative, to the effect that:

                (i) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a legal, valid and binding instrument enforceable against the Depositary in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect); the statements in the Prospectus under the heading "Description of American Depositary Shares", insofar as such statements purport to describe the Depositary and summarize certain provisions of the Deposit Agreement, the ADSs and the ADRs are fair and accurate; and

                (ii) the Depositary has full power and authority and legal right to execute and deliver the Deposit Agreement and to perform its obligations thereunder; and

                (iii) the ADRs and the ADSs evidenced thereby are in valid and sufficient form and, when issued under the Deposit Agreement, the ADRs will entitle the holders thereof to the rights specified therein and in the Deposit Agreement; and

                (iv) the ADR Registration Statement has become effective under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the ADR Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the ADR Registration Statement, and each amendment comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder.

                (f) The Selling Shareholders shall have requested and caused, counsel for the Selling Shareholders, to have furnished to the Representative one or more opinions dated the Closing Date and addressed to the Representative, to the effect that:

                (i) the Custody Agreement and Power-of-Attorney have been duly authorized, executed and delivered by the Selling Shareholders, the Custody Agreement is valid and binding on the Selling Shareholders and each Selling Shareholder has full legal right and authority to sell, transfer and deliver in the manner provided in the Underwriting Agreement and the Custody Agreement the Securities being sold by such Selling Shareholder under the Underwriting Agreement;

                (ii) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each Selling Shareholder.

                (iii) Upon payment for the Securities and the delivery to DTC or its agent of the Securities in book entry form registered in the name of Cede & Co. or such other nominee designated by DTC, both as provided for in this Agreement, and the crediting of the Securities to the Underwriters' accounts with DTC, Cede & Co. or such other nominee designated by DTC, DTC, the Underwriters will acquire a valid "security entitlement" (within the meaning of New York Uniform Commercial Code
        Section 8-102) to the Securities, and no action based on an "adverse claim" (as defined in New York Uniform Commercial Code Section 8-102) may be asserted against the Underwriters with respect to such security entitlement if, at such time, the Underwriters do not have notice of any adverse claim within the meaning of New York Uniform Commercial Code
        Section 8-105;

                (iv) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by any Selling Shareholder of the transactions contemplated in the Underwriting Agreement in connection with the sales of the Securities by the Selling Shareholders, except such as may have been obtained under the Act and the Exchange Act and such as may be required under the blue sky laws of any jurisdiction and the securities laws of any jurisdiction outside the United States in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                (g) it is not a condition to validity and effectiveness to stamp the Custodian Agreement or Power of Attorney, nor are any stamp or other issuance or transfer taxes or duties, or capital gains, income, withholding or other taxes payable by or on behalf of the Underwriters to any jurisdiction where each Selling Shareholder is resident (in the case of individuals) or incorporated (in the case of entities) in connection with (A) the delivery of the Ordinary Shares to be sold by the Selling Shareholder in the manner contemplated by this Underwriting Agreement, (B) the consummation by such Selling Shareholder of any other transaction contemplated in the Underwriting Agreement or the Deposit Agreement or (C) the performance by such Selling Shareholder of its obligations under the Underwriting Agreement or the Deposit Agreement.

                (i) neither the sale of the Securities or ADSs representing deposited shares being sold by any Selling Shareholder nor the consummation of any other of the transactions contemplated in the Underwriting Agreement or the Deposit Agreement by any Selling Shareholder or the fulfillment of the terms hereof by any Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under any law or the charter or By-laws of the Selling Shareholder or the terms of any indenture or other agreement or instrument known to such counsel and to which any Selling Shareholder or any of its subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to any Selling Shareholder or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over any Selling Shareholder or any of its subsidiaries; and

                (ii) the choice of law provision set forth in Section 14 of the Underwriting Agreement is legal, valid and binding under the laws of the jurisdiction of the Selling Shareholder and such counsel knows of no reason why the courts of the jurisdiction of the Selling Shareholder would not give effect to the choice of New York law as the proper law of the Underwriting Agreement; such Selling Shareholder has the legal capacity to sue and be sued in its own name under the laws of the jurisdiction of the Selling Shareholder; such Selling Shareholder has the power to submit, and has irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts and has validly and irrevocably appointed CT Corporation System as its designee, appointee and authorized agent for the purpose described in Section 15 of the Underwriting Agreement under the laws of the jurisdiction of the Selling Shareholder; the irrevocable submission of such Selling Shareholder to the non-exclusive jurisdiction of the New York Courts and the waivers by such Selling Shareholder of any immunity and any objection to the venue of the proceeding in a New York Court in the Underwriting Agreement and in the Deposit Agreement are legal, valid and binding under the laws of the jurisdiction of the Selling Shareholder and such counsel knows of no reason why the courts of the jurisdiction of the Selling Shareholder would not give effect to the submission and waivers; service of process in the manner set forth in Section 15 of the Underwriting Agreement, will be effective to confer valid personal jurisdiction over such Selling Shareholder under the laws of the jurisdiction of the Selling Shareholder; and the courts in the jurisdiction of the Selling Shareholder will recognize as valid and final, and will enforce, any final and conclusive judgment against the Company obtained in a New York Court arising out of or in relation to the obligations of the Company under the Underwriting Agreement.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the jurisdiction of the Selling Shareholder, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Selling Shareholders and public officials.

                (h) The Representative shall have received from Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the

Registration Statement, the ADR Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company and each Selling Shareholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                (i) The Representative shall have received from Haiwen & Partners, PRC counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect such matters as the Representative may reasonably require, and the Company and each Selling Shareholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                (j) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Prospectus, any supplements to the Prospectus and the Underwriting Agreement and that:

                (i) the representations and warranties of the Company in the Underwriting Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                (ii) no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

                (k) Each Selling Shareholder shall have furnished to the Representative a certificate, signed, in the case of any Selling Shareholder who is an individual, by such Selling Shareholder or, in the case of any Selling Shareholder that is a corporate entity, by the Chairman of the Board or the President and the principal financial or accounting officer of such Selling Shareholder, dated the Closing Date, to the effect that the signer or signers, as applicable, of such certificate have examined the Registration Statement, the ADR Registration Statement, the Prospectus, any supplement to either of the Prospectus and this Underwriting Agreement and that the representations and warranties of such Selling Shareholder in this Underwriting Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

                (l) The Company shall have requested and caused Deloitte Touche Tohmatsu to have furnished to the Representative letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the three-month period ended [December 31, 2004], and as at [December 31, 2004], in accordance with generally accepted auditing standards applicable in the United States and Statement on Auditing Standards No. 100, and stating in effect that:

                (i) in their opinion the audited financial statements and financial statement schedules and pro forma financial statements included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with U.S. generally accepted accounting principles and the regulations issued by the U.S. SEC and the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission; and all necessary adjustments to net income and shareholders' equity for the periods presented that would be required if U.S. generally accepted accounting principles had been applied have been made.

                (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its Subsidiaries; their limited review, in accordance with generally accepted auditing standards applicable in and standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the three-month period ended [December 31, 2004], and as at [December 31 2004] , as indicated in their report dated [December 31, 2004]; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit and compensation committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to December 31, 2004, nothing came to their attention which caused them to believe that:

                        (1) any unaudited financial statements included in the Registration Statement and the Prospectus do not comply as to form in all material respects with U.S. generally accepted accounting principles and the regulations issued by the U.S. SEC and applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to registration statements on Form F-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus; and all necessary adjustments to net income and shareholders' equity for such interim period that would be required if U.S. generally accepted accounting principles had been applied have been made;

                        (2) with respect to the period subsequent to [December 31, 2004], there were any changes, at a specified date not more than five days prior to the date of the letter, in the total current assets and total current liabilities of the Company and its Subsidiaries or decreases in the total shareholders' equity of the Company as compared with the amounts shown on the [December 31, 2004], consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from January 1, 2005 to such specified date there were any decreases, as compared with [December 31, 2004] in revenues from 2G services, revenues from 2.5G services, revenues from software and system integration services, cost of revenues for 2G services, cost of revenue from 2.5G services, cost of revenues from software and system integration services, total operating expenses, net income or income per share, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative; or

                        (3) the information included in the Registration Statement and Prospectus in response to Form 20-F, Item 8 (Selected Financial Data) and Item 11 (Compensation of Directors and Officers) is not in conformity with the applicable disclosure requirements of Form 20-F.

                (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions " " and " " in the Prospectus, agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation; and

                References to the Prospectus in this paragraph (l) include any supplement thereto at the date of the letter.

                The Company shall have received from Deloitte Touche Tohmatsu (and furnished to the Representative) a report with respect to a review of unaudited interim financial information of the Company for the eight quarters ending December 31, 2004, in accordance with Statement on Auditing Standards No. 100.

                (m) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (l) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the ADR Registration Statement and the Prospectus (exclusive of any supplement thereto).

                (n) The Company and the Depositary shall have executed and delivered the Deposit Agreement and the Deposit Agreement shall be in full force and effect.

                (o) The Depositary shall have furnished or caused to be furnished to the Representative certificates reasonably satisfactory to the Representative evidencing the deposit with the Custodian of the Underlying Shares in respect of which ADSs to be purchased by the Underwriters on such Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative reasonably requests.

                (p) Prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

                (q) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representative.

                (r) At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and each shareholder of the Company addressed to the Representative.

                If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters under this Underwriting Agreement may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancelation shall be given to the Company and each Selling Shareholder in writing or by telephone or facsimile confirmed in writing.

                The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 7/F, Asia Pacific Finance Tower, 3 Garden Road, Central, Hong Kong, on the Closing Date.

                7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for in this Underwriting Agreement is not consummated because any condition to the obligations of the Underwriters set forth in
Section 6 hereof is not satisfied, because of any termination pursuant to
Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Shareholders to perform any agreement in this Underwriting Agreement or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Selling Shareholders will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling

Shareholder's refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Shareholders pro rata in proportion to the percentage of Securities to be sold by each shall reimburse the Company on demand for all amounts so paid.

                8. Indemnification and Contribution. (a) Each of the Company and each Management Selling Shareholder, severally but not jointly, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Company or any Management Selling Shareholder will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company or such Management Selling Shareholder by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company and each Management Selling Shareholder may otherwise have; provided, however, that no Management Selling Shareholder shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds to be received by such Management Selling Shareholder (after deducting expenses) from the sale of Securities hereunder.

                (b) The Selling Shareholders severally but not jointly agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, the Selling Shareholders shall only be liable in any such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Underwriters by such Selling Shareholder, directly or through such Selling Shareholder's representatives, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Selling Shareholders may otherwise have; provided, however, that no Selling Shareholder shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any party other than such Selling Shareholder and, in any event, no Selling Shareholder shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds to be received by such Selling Shareholder (after deducting expenses) from the sale of Offered Securities hereunder. For the avoidance of doubt, this subsection (b) does not apply to Selling Shareholders who are Management Selling Shareholders.

                (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the ADR Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Shareholder to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Shareholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities, the legend in block capital letters on page [2] related to stabilization, syndicate covering transactions and penalty bids and, under the heading "Underwriting" or "Plan of Distribution", (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

                (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Underwriting Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                (e)     In the event that the indemnity provided in paragraph
(a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholders, severally but not jointly, and the Underwriters severally but not jointly agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company, the Selling Shareholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter under this Underwriting Agreement. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Shareholders, severally and not jointly and severally, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Selling Shareholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling Shareholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

                9. Default by a Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters under this Underwriting Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Underwriting Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Shareholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholders and any nondefaulting Underwriter for damages occasioned by its default under this Underwriting Agreement.

                10. Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's ADSs shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on the Nasdaq National Market, (ii) a banking moratorium shall have been declared by U.S. Federal, New York State, PRC or Cayman Islands authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States, the PRC or the Cayman Islands of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

                11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Shareholder and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Shareholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Underwriting Agreement.

                12. Notices. All communications under this Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to such General Counsel at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (fax no.: (86 10) 8519 1531) and confirmed to it at Hurray! Solutions Ltd., Room 305-306, China Resources Building, 8 Jianguomen Bei Street, Dongcheng District, Beijing 100005, China, attention of the Legal Department; or if sent to any Selling Shareholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.

                13. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation under this Underwriting Agreement.

                14. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                15. Jurisdiction. Each of the Company and the Selling Shareholders agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Company and each Selling Shareholder has appointed CT Corporation System as its authorized agent (the "Authorized Agent") upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and the Selling Shareholders hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company and the Selling Shareholders. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the Cayman Islands.

                The provisions of this Section 15 shall survive any termination of this Underwriting Agreement, in whole or in part.

                16. Currency. Each reference in this Underwriting Agreement to U.S. Dollars (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligations of each of the Company and the Selling Shareholders in respect of any amount due under this Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company or the Selling Shareholder making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of any of the Company or the Selling Shareholders not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

                17. Waiver of Immunity. To the extent that any of the Company or the Selling Shareholders has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company and the Selling Shareholders hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Underwriting Agreement.

                18. Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                19. Headings. The section headings used in this Underwriting Agreement are for convenience only and shall not affect the construction hereof.

                20. Definitions. The terms which follow, when used in this Underwriting Agreement, shall have the meanings indicated.

                "Act"   shall mean the United States Securities Act of 1933, as
        amended, and the rules and regulations of the Commission promulgated thereunder.

                "ADR    Registration Statement" shall mean the registration
        statement referred to in paragraph 1(i)(c) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

                "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                "Commission" shall mean the Securities and Exchange Commission.

                "Effective Date" shall mean each date and time that the Registration Statement and the ADR Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                "Execution Time" shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

                "Management Selling Shareholder" shall mean each of the individuals named in Section 1(ii)(a) hereto.

                "Material Adverse Effect" shall mean a material adverse effect on the condition (financial or other), earnings, prospects of earnings, business, properties or results of operations of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

                "New York Courts" shall mean the U.S. Federal or State courts located in the State of New York, County of New York.

                "Preliminary Prospectus" shall mean any preliminary prospectus with respect to the offering of the Securities, referred to in paragraph 1(i)(a) above and any preliminary prospectus with respect to the offering of the Securities included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                "Preference Shares" shall mean shares of the Company's Series A Convertible Preference Shares, $0.001 par value.

                "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                "Representative" shall mean the addressee of this Underwriting Agreement.

                "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

                "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

                "Securities" shall mean the Underwritten Securities and the Option Securities.

                "Selling Shareholders" shall mean the persons named on Schedule II to this Underwriting Agreement.

                "Shares" shall mean the Underwritten Shares and Option Shares.

                "Underlying Shares" shall mean the Shares that will be represented by the ADSs.

                "Underwriter" and "Underwriters" shall mean the Underwriters.

                "United States or Canadian Person" shall mean any person who is a national or resident of the United States or Canada, any corporation, partnership, or other entity created or organized in or under the laws of the United States or Canada or of any political subdivision thereof, or any estate or trust the income of which is subject to United States or Canadian Federal income taxation, regardless of its source (other than any non-United States or non-Canadian branch of any United States or Canadian Person), and shall include any United States or Canadian branch of a person other than a United States or Canadian Person. "U.S." or "United States" shall mean the United States of America (including the states thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                "Underwriting Agreement" shall mean this agreement relating to the sale of the Securities by the Company and the Selling Shareholders to the Underwriters.

                "Underwriters" shall mean the several underwriters named in
        Schedule I to the Underwriting Agreement.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholders and the several Underwriters.

                                                Very truly yours,


                                                HURRAY! HOLDING CO., LTD.,

                                                By:

                                                   -----------------------------
                                                   Name:
                                                   Title:


                                                ATTORNEY-IN-FACT FOR Selling
                                                ShareholderS,

                                                --------------------------------
                                                Name:
                                                As Attorney-in-Fact
                                                acting on behalf of
                                                each of the Selling
                                                Shareholders named
                                                in Schedule II to
                                                this Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.


Citigroup Global Markets Inc.
     By:

        ----------------------------------------
        Name:
        Title:


For itself and the other
several Underwriters named in
Schedule I to the foregoing Agreement.]

                                   SCHEDULE I

                                            Number of Underwritten
                                               Securities to be
Underwriters                                      Purchased
------------                                ----------------------
Citigroup Global Markets Inc





                                                         ---------

                  Total                                  =========

                                   SCHEDULE II

                            Number of Underwritten   Maximum Number of Option
Selling Shareholders:       Securities to be Sold     Securities to be Sold
---------------------       ---------------------    ------------------------
[name]
[address, fax no.]

[name]
[address, fax no.]



                                        ---------                   ---------

         Total
                                        =========                   =========
]

If the Representative exercises the over-allotment option and acquires Option Shares, then the following parties shall also be deemed "Selling Shareholders":


                             Number of Underwritten     Maximum Number of Option
Selling Shareholders:         Securities to be Sold         Securities to be
---------------------        ----------------------              Sold
                                                       ------------------------
Qindai Wang
[address, fax no.].........

Jesse Liu
[address, fax no.].........

                                  SCHEDULE III

                            PRC Corporate Agreements

1. Agreement of Transfer of Shares of Beijing Enterprise Network Technology Co., Ltd. between Hurray! Solutions Ltd., Qindai Wang, Yu Qin and Zhang Chen dated April 8, 2004

2. Agreement of Transfer of Shares of Beijing Enterprise Mobile Technology Co., Ltd. between Hurray! Holding Co., Ltd. and Funway Investment Holdings, Ltd. dated April 8, 2004

3. Agreement of Transfer of Shares of Beijing Enterprise Mobile Technology Co., Ltd. between Hurray! Holding Co., Ltd. and Nihon-Enterprise Mobile, Ltd. dated April 13, 2004

4. Agreement for Transfer of Entitlement to Dividends between Qindai Wang and Hurray! Holding Co., Ltd. dated August 15, 2003

5. Domain Name Assignment Agreement between Hurray! Solutions Ltd. and Hurray! Times Communications (Beijing) Ltd. dated May 5, 2004

6. Domain Name License Agreement between Hurray! Times Communications (Beijing) Ltd. and Hurray! Solutions Ltd. dated May 5, 2004

7. Software Assignment Agreement between Hurray! Solutions Ltd. and Hurray! Times Communications (Beijing) Ltd. dated May 5, 2004

8. Software License Agreement between Hurray! Times Communications (Beijing) Ltd. and Hurray! Solutions Ltd. dated May 5, 2004

9. Trademark Assignment Agreement between Hurray! Solutions Ltd. and Hurray! Times Communications (Beijing) Ltd. dated May 5, 2004

10. Trademark License Agreement between Hurray! Times Communications (Beijing) Ltd. and Hurray! Solutions Ltd. dated May 5, 2004

11.     Letter of Undertaking by Qindai Wang dated May 5, 2004

12.     Authorization Agreement by Songzuo Xiang dated May 5, 2004

13. Exclusive Technical Consulting and Services Agreement between Hurray! Times Communications (Beijing) Ltd. and Hurray! Solutions Ltd. dated May 5, 2004

14. Operating Agreement among Hurray! Times Communications (Beijing) Ltd., Hurray! Solutions Ltd., Qindai Wang and Songzuo Xiang dated May 5, 2004

15. Contract Related to Exclusive Purchase Right of Equity Interest among Hurray! Holding Co., Ltd., Hurray! Solutions Ltd. and Qindai Wang dated May 5, 2004

16. Contract Related to Exclusive Purchase Right of Equity Interest among Hurray! Holding Co., Ltd., Hurray! Solutions Ltd. and Songzuo Xiang dated May 5, 2004

17. Equity Interests Pledge Agreement between Qindai Wang and Hurray! Times Communications (Beijing) Ltd. dated May 5, 2004

18. Equity Interests Pledge Agreement between Songzuo Xiang and Hurray! Times Communications (Beijing) Ltd. dated May 5, 2004

19.     Letter of Undertaking by Qindai Wang dated May 5, 2004

20.     Authorization Agreement by Hurray! Solutions Ltd. dated May 5, 2004

21. Exclusive Technical Consulting and Services Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Cool Young Information Technology Co., Ltd. dated May 5, 2004

22. Operating Agreement among Hurray! Times Communications (Beijing) Ltd., Beijing Cool Young Information Technology Co., Ltd., Qindai Wang and Hurray! Solutions Ltd. dated May 5, 2004

23. Contract Related to Exclusive Purchase Right of Equity Interest among Hurray! Holding Co., Ltd., Qindai Wang and Beijing Cool Young Information Technology Co., Ltd. dated May 5, 2004

24. Contract Related to Exclusive Purchase Right of Equity Interest among Hurray! Holding Co., Ltd., Hurray! Solutions Ltd. and Beijing Cool Young Information Technology Co., Ltd. dated May 5, 2004

25. Equity Interests Pledge Agreement between Hurray! Times Communications (Beijing) Ltd. and Qindai Wang dated May 5, 2004

26. Equity Interests Pledge Agreement between Hurray! Times Communications (Beijing) Ltd. and Hurray! Solutions Ltd. dated May 5, 2004

27. Domain Name Assignment Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Cool Young Information Technology Co., Ltd. dated May 5, 2004

28. Domain Name License Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Cool Young Information Technology Co., Ltd. dated May 5, 2004

29. Software License Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Cool Young Information Technology Co., Ltd. dated May 5, 2004

30. Trademark License Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Cool Young Information Technology Co., Ltd. dated May 5, 2004

31. Domain Name Assignment Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing WVAS Solutions Ltd. dated May 5, 2004

32. Domain Name License Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing WVAS Solutions Ltd. dated May 5, 2004

33. Software License Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing WVAS Solutions Ltd. dated May 5, 2004

34. Trademark License Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing WVAS Solutions Ltd. dated May 5, 2004

35. Authorization Agreements by each of Sun Hao and Wang Xiaoping dated October 1, 2004 and October 1, 2004, respectively

36. Authorization Agreement by Beijing Enterprise Network Technology Co., Ltd. dated October 1, 2004

37. Exclusive Technical Consulting and Services Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing WVAS Solutions Ltd. dated May 5, 2004

38. Operating Agreement among Hurray! Times Communications (Beijing) Ltd., Beijing WVAS Solutions Ltd., Beijing Enterprise Network Technology Co., Ltd., Sun Hao and Wang Xiaoping dated October 1, 2004

39. Contracts Relating to Exclusive Purchase Right of Equity Interest between Hurray! Holding Co., Ltd., Beijing WVAS Solutions Ltd. and each of Sun Hao and Wang Xiaoping dated October 1, 2004 and October 1, 2004, respectively

40. Contract Relating to Exclusive Purchase Right of Equity Interest between Hurray! Holding Co., Ltd., Beijing WVAS Solutions Ltd. and Beijing Enterprise Network Technology Co., Ltd. dated October 1, 2004

41. Equity Interests Pledge Agreements between Hurray! Times Communications (Beijing) Ltd. and each of Sun Hao and Wang Xiaoping dated October 1, 2004 and October 1, 2004, respectively

42. Equity Interests Pledge Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Enterprise Network Technology Co., Ltd. dated October 1, 2004

43. Domain Name Assignment Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Palmsky Technology Co., Ltd. dated May 5, 2004

44. Domain Name License Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Palmsky Technology Co., Ltd. dated May 5, 2004

45. Software Assignment Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Palmsky Technology Co., Ltd. dated May 5, 2004

46. Software License Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Palmsky Technology Co., Ltd. dated May 5, 2004

47. Software Technology Assignment Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Palmsky Technology Co., Ltd. dated May 5, 2004

48. Trademark License Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Palmsky Technology Co., Ltd. dated May 5, 2004

49.     Authorization Agreement by Yang Haoyu dated October 1, 2004

50.     Authorization Agreement by Wang Jianhua dated October 1, 2004

51. Exclusive Technical Consulting and Services Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Palmsky Technology Co., Ltd. dated May 5, 2004

52. Operating Agreement among Hurray! Times Communications (Beijing) Ltd., Beijing Palmsky Technology Co., Ltd., Yang Haoyu and Wang Jianhua dated October 1, 2004

53. Contract Relating to Exclusive Purchase Right of Equity Interest among Hurray! Holding Co., Ltd., Yang Haoyu and Beijing Palmsky Technology Co., Ltd. dated October 1, 2004

54. Contract Relating to Exclusive Purchase Right of Equity Interest among Hurray! Holding Co., Ltd., Wang Jianhua and Beijing Palmsky Technology Co., Ltd. dated October 1, 2004

55. Equity Interests Pledge Agreement between Hurray! Times Communications (Beijing) Ltd. and Yang Haoyu dated October 1, 2004

56. Equity Interests Pledge Agreement between Hurray! Times Communications (Beijing) Ltd. and Wang Jianhua dated October 1, 2004

57. Domain Name Assignment Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Enterprise Network Technology Co., Ltd. dated May 5, 2004

58. Domain Name License Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Enterprise Network Technology Co., Ltd. dated May 5, 2004

59. Software License Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Enterprise Network Technology Co., Ltd. dated May 5, 2004

60. Trademark License Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Enterprise Network Technology Co., Ltd. dated May 5, 2004

61.     Authorization Agreement by Sun Hao dated August 15, 2004

62.     Authorization Agreement by Wang Xiaoping dated August 15, 2004

63. Exclusive Technical Consulting and Services Agreement between Hurray! Times Communications (Beijing) Ltd. and Beijing Enterprise Network Technology Co., Ltd. dated May 5, 2004

64. Operating Agreement between Hurray! Times Communications (Beijing) Ltd., Beijing Enterprise Network Technology Co., Ltd., Sun Hao and Wang Xiaoping dated August 15, 2004

65. Contract Relating to Exclusive Purchase Right of Equity Interest among Hurray! Holding Co., Ltd., Wang Xiaoping and Beijing Enterprise Network Technology Co., Ltd. dated August 15, 2004

66. Contract Relating to Exclusive Purchase Right of Equity Interest among Hurray! Holding Co., Ltd., Sun Hao and Beijing Enterprise Network Technology Co., Ltd. dated August 15, 2004

67. Equity Interests Pledge Agreement between Hurray! Times Communications (Beijing) Ltd. and Sun Hao dated August 15, 2004

68. Equity Interests Pledge Agreement between Hurray! Times Communications (Beijing) Ltd. and Wang Xiaoping dated August 15, 2004

69. Agreement on Transfer of Shares of Beijing Enterprise Network Technology Co., Ltd. between Sun Hao and Wang Xiaoping and Hurray! Solutions Ltd. and Wang Qindai dated July 19, 2004

70. Supplemental Agreement to Agreement on Transfer of Shares of Beijing Enterprise Network Technology Co., Ltd. among Hurray! Holding Co., Ltd., Qindai Wang, Yu Qin and Zhang Chen dated November 4, 2004

71. Supplemental Agreement to Agreement on Transfer of Shares of Beijing Enterprise Mobile Technology Co., Ltd. among Hurray! Holdings Co., Ltd., Funway Investment Holdings Ltd. and I-mode Technology Ltd. dated November 4, 2004

72. Loan agreement between Beijing Enterprise Network Technology Co., Ltd. and Yu Qin dated November 4, 2004

73.     Loan agreement between WVAS Solutions Ltd. and Yu Qin dated November 4,
        2004

[Form of Lock-Up Agreement]                                            EXHIBIT A


            [Letterhead of officer, director or major stockholder of
                           Hurray! Holding Co., Ltd.]


                            Hurray! Holding Co., Ltd.
                       Public Offering of Ordinary Shares

                                                                         ., 2004

Citigroup Global Markets Limited and
Citigroup Global Markets Inc.
As Representative of the several Underwriters, [c/o Citigroup Global Markets Inc.]
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

                This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Hurray! Holding Co., Ltd., a corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of o Ordinary Shares, US$o par value per share, of the Company, represented by American Depositary Shares ("ADSs").

                In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Ordinary Shares or ADSs or any securities convertible into, or exercisable or exchangeable for, Ordinary Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, other than (a) shares of Ordinary Shares or ADSs disposed of as bona fide gifts approved by Citigroup Global Markets Inc. and (b) Ordinary Shares in the form of ADSs sold to the Underwriters pursuant to the

Underwriting Agreement. The 180-day restricted period described above is subject to extension such that, in the event that either (i) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news, or a material event relating to the Company occurs or (ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the "lock-up" restrictions described above will, unless otherwise waived in writing by Citigroup Global Markets Inc. on behalf of the Underwriters, continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

                Any Ordinary Shares or ADSs acquired by the undersigned in the open market will not be subject to this agreement.

                If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                                Yours very truly,


                                                [Signature of officer, director
                                                or major stockholder]

                                                [Name and address of officer,
                                                director or major stockholder]

                                                                         ANNEX A

                              Material Subsidiaries

1.      Hurray Technologies (HK) Ltd.

2.      Hurray! Times Communications (Beijing) Ltd.

3.      Beijing Enterprise Mobile Technology Co., Ltd.